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                               Bingham Dana LLP
                              150 Federal Street
                       Boston, Massachusetts 02110-1726
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                              FAX: (617) 951-8736
                                www.bingham.com
                         Boston, New York, Washington,
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                                and Singapore.



                                October 15, 1999


Bell, Boyd & Lloyd
Three First National Plaza
Suite 3300
Chicago, Illinois 60602-4207

     Re:  Nuveen Senior Income Fund
          -------------------------

Ladies and Gentlemen:

     We have acted as special Massachusetts counsel to Nuveen Senior Income Fund, a Massachusetts business trust (the "Fund"), in connection with the Fund's Registration Statement on Form N-2 filed with the Securities and Exchange Commission on September 7, 1999 (the "Original Filing"), as such Registration Statement has been subsequently amended by Pre-Effective Amendment No. 1 filed with the Securities and Exchange Commission on September 24, 1999 ("Amendment No. 1") and is proposed to be amended by Pre-Effective Amendment No. 2 (as amended and proposed to be amended, the "Registration Statement"), with respect to certain of its Common Shares of Beneficial Interest, par value of $.01 per share (the "Shares"). You have requested that we deliver this opinion to you, as special counsel to the Fund, for use by you in connection with your opinion to the Fund with respect to the Shares.

     In connection with the furnishing of this opinion, we have examined the following documents:

          (a) a certificate of the Secretary of State of the Commonwealth of Massachusetts as to the existence of the Fund;

          (b) copies, as filed with the Secretary of the Commonwealth of Massachusetts, of the Fund's Declaration of Trust and of all amendments thereto (the "Declaration of Trust");

          (c) a certificate executed by Karen L. Healy the Assistant Secretary of the Fund, certifying as to, and attaching copies of, the Fund's Declaration of Trust and By-Laws, and certain resolutions adopted by the Trustees of the Fund;

          (d) conformed copies of the Original Filing and Amendment No. 1; and


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Bell, Boyd & Lloyd
October 15, 1999
Page 2


          (e) a printer's proof dated September 24, 1999 of Pre-Effective Amendment No. 1, hand-marked and distributed on October 13, 1999.

     In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of the hand-marked printer's proof referred to in paragraph (e) above.

     This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents. As to our opinion below relating to the due organization and existence of the Fund, our opinion relies entirely upon and is limited by the certificate referenced in paragraph (a) above.

     This opinion is limited solely to the laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law.

     We understand that all of the foregoing assumptions and limitations are acceptable to you.

     Based upon and subject to the foregoing, please be advised that it is our opinion that:

     1. The Fund is duly organized and existing under the Fund's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

     2. The Shares, when issued and sold in accordance with the Fund's Declaration of Trust and By-Laws and as authorized by the Trustees of the Fund, will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

     We hereby consent to your reliance on this opinion in connection with your opinion to the Fund with respect to the Shares, to the reference to our name in the Registration Statement under the heading "Legal Opinions" and to the filing of this opinion as an exhibit to the Registration Statement and an exhibit to any filing made with respect to the Fund pursuant to Rule 462 under the Securities Act of 1933, as amended.

                              Very truly yours,


                              /s/ Bingham Dana LLP
                              ----------------------
                              BINGHAM DANA LLP